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                                                                     EXHIBIT 8.1

                                                                  (EDWARD NATHAN
                                                                    & FRIEDLAND)
                                                                       [LOGO]

                     4th Floor, The Forum, 2 Maude Street, Sandown, Sandton 2196
                                      Correspondence PO Box 783347, Sandton 2146
                                                                 Dx 152 Randburg
                                Telephone 269 7600 International +27 11 269 7600
                                      Fax 269 7899 International +27 11 269 7899


     Gold Fields Limited
     24 St. Andrews Road
     Parktown
     South Africa
     2193
                                                               Our reference:
                                                938/DORON JOFFE/NJ/NEWA9999-001E

                                                    Direct Phone: 011 269-7703
                                                        E-mail:dj(at)enf.co.za

                                                              February 4, 2004

     Dear Sirs

     GOLD FIELDS LIMITED (THE "COMPANY")
     REGISTRATION STATEMENT ON FORM F-3 (THE "REGISTRATION STATEMENT")

     1 We have acted as your South African counsel in connection with the Company's registration under the U.S. Securities Act of 1933 (the "Securities Act") and the proposed offering by you of (i) ordinary shares (par value Rand 0.50 per share) (the "Ordinary Shares"), which may be evidenced by American Depositary Receipts, (ii) debt securities (the "Debt Securities"), (iii) rights to purchase Ordinary Shares and
          (iv) equity warrants with an aggregate initial purchase price of $650,000,000 (or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies) for all of the foregoing securities.

     2 We hereby confirm our opinion with respect to South African tax laws as set forth under the caption "Taxation-Certain South African Tax Considerations," in the Prospectus (the "Prospectus") Registration Statement.

     3 We hereby consent to the use of our name in the Prospectus under the captions "Taxation-Certain South African Tax Considerations" and "Validity of Securities" and to the filing of this letter as an exhibit to the Registration Statement. In giving such consent we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act.


                                Yours faithfully


              /s/ Edward Nathan & Friedland (Proprietary) Limited

                EDWARD NATHAN & FRIEDLAND (PROPRIETARY) LIMITED